Exhibit 3.12

200

ARTICLES OF INCORPORATION (General Business) (Instructions on back of application)
The undersigned, in order to form a Corporation under the provisions of Title 30, Chapter 1, Idaho Code, submits the following articles of incorporation to the Secretary of State.
Article 1: The name of the corporation shall be: Ada County Development Company, Inc.
Article 2: The number of shares the corporation is authorized to issue: 1,000
Article 3: The street address of the registered office is: c/o C T Corporation System, 300 North 6th Street, Boise, Idaho 83702 and the registered agent at such address is: C T Corporation System
Article 4: The name of the incorporator is: Allied Waste North America, Inc. and address of the incorporator is: 15880 N Greenway-Hayden Loop, Suite 100, Scottsdale, AZ 85260
Article 5: The mailing address of the corporation shall be: 1101 W. Executive Drive, Boise, Idaho 83713
Optional Articles:

Customer Acct #:

(if using pre-paid account)

Secretary of State use only
Signature of at least one incorporator:

/s/ Jo Lynn White

Typed Name:	By its Secretary, Jo Lynn White

Typed Name: